Exhibit 99.7

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/KLXE or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KLXE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain 1. To approve the issuance of shares of KLXE’s common stock, par value $0.01 per share (the “KLXE Common Stock”), to stockholders of QES in connection with the Merger Agreement (the “KLXE Share Issuance Proposal”). 2. To approve an amendment to the amended and restated certificate of incorporation of KLXE to effect a reverse stock split of KLXE Common Stock at a ratio of 1-for-10 (the “KLXE Reverse Stock Split Proposal”). 3. To approve an amendment to KLXE’s Long-Term Incentive Plan to increase the number of shares issuable thereunder (the “KLXE LTIP Amendment Proposal”). 4. To approve the election of two Class II Directors (Benjamin A. Hardesty and Stephen M. Ward, Jr.) to the KLXE Board of Directors for a three-year term (the “KLXE Director Election Proposal”). For Withhold For Withhold 01 - Benjamin A. Hardesty 02 - Stephen M. Ward, Jr. ForAgainst Abstain 5. To approve an amendment to KLXE’s Employee Stock Purchase Plan to increase the number of shares issuable thereunder (the “KLXE ESPP Amendment Proposal”). 6. To approve the annual ratification of the appointment of Deloitte & Touche LLP to serve as KLXE’s independent auditor for 2020 (the “KLXE Auditor Proposal”). 7. To approve the adjournment of the KLXE Annual Meeting to solicit additional proxies if there are not sufficient votes at the time of the KLXE Annual Meeting to approve any of the KLXE Share Issuance Proposal, the KLXE Reverse Stock Split Proposal, the KLXE LTIP Amendment Proposal, the KLXE Director Election Proposal, the KLXE ESPP Amendment Proposal or the KLXE Auditor Proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to KLXE stockholders (the “KLXE Adjournment Proposal”). To transact any other business that may properly come before the meeting or any adjournment thereof, this MMMMMMM proxy will be voted at the discretion of the proxy holder. C 1234567890 J N T 1 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 6 4 1 039RMC MMMMMMMMM A Vote on Proposal — The Board of Directors unanimously recommend a vote FOR all the nominees listed and FOR Proposals 1, 2, 3, 5, 6 and 7. 2020 Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of Stockholders of KLX Energy Services Holdings, Inc. will be held on [●], 2020, beginning at [●] a.m. Eastern Time, virtually via the internet at www.meetingcenter.io/<MeetingID>. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — KLXE2020. Important notice regarding the Internet availability of proxy materials for the 2020 Annual Meeting of Stockholders. The Company’s 2020 Proxy Statement and the Company’s Annual Report for 2019 are available at: www.envisionreports.com/KLXE q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders - [●], 2020 This proxy is solicited on behalf of the Board of Directors of KLX Energy Services Holdings, Inc. The above signed hereby constitutes and appoints Messrs. Thomas P. McCaffrey and Jonathan L. Mann, or either of them, with full power of substitution each, proxies to vote and act at the Annual Meeting of Stockholders of KLX Energy Services Holdings, Inc. (the “Company”) to be held [●], 2020 virtually via the internet at www.meetingcenter.io/<MeetingID> and at any postponement or adjournment thereof (the “Meeting”), upon and with respect to the number of shares of Company common stock, par value $0.01 per share, that the above signed would be entitled to vote if personally present. The above signed hereby instructs such proxies, or their substitutes, to vote on those matters appearing on the reverse side of this proxy card as specified by the above signed and in such manner as the proxies may determine on any other matter that may come before the Meeting, all as indicated in the accompanying Proxy Statement, receipt of which is hereby acknowledged. All proxies previously given by the above signed in respect of the Meeting are hereby revoked. Unless otherwise specified in the boxes provided on the reverse side of this proxy card, the Proxy will be voted (1) FOR Proposal 1, (2) FOR Proposal 2, (3) FOR Proposal 3, (4) FOR Proposal 4, (5) FOR Proposal 5, (6) FOR Proposal 6, (7) FOR Proposal 7, and (8) in the discretion of the named proxies as to any other matter that may properly come before the meeting. CONTINUED AND TO BE VOTED ON REVERSE SIDE Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. + If voting by mail, you must complete sections A - C on both sides of this card. C Non-Voting Items B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Proxy - KLX Energy Services Holdings, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KLXE